UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2013
OFFICIAL PAYMENTS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-33475 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
3550 Engineering Drive, Suite 400 Norcross, Georgia (Address of Principal Executive Offices)		30092 (Zip Code)
Registrant's telephone number, including area code: (770) 325-3100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Merger Agreement
On September 23, 2013, Official Payments Holdings Inc. (the "Company ") entered into an Agreement and Plan of Merger with ACI Worldwide Inc. ("Parent") and Olympic Acquisition Corp. ("Merger Sub") dated as of September 23, 2013 (the "Merger Agreement").  Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock, $0.01 par value per share, of the Company ("Company Common Stock") at a purchase price of $8.35 per share, net to the holder in cash, without interest (the "Offer Price"), subject to any required withholding of taxes.  The transaction will result in the Company no longer being publicly traded.  The Company's board of directors has unanimously approved, and declared to be advisable, the Merger Agreement and the transactions provided for therein.

Parent and Merger Sub have agreed to commence the Offer as promptly as practicable, but no later than the October 4, 2013 or such other date as the parties may agree. It is a condition to Merger Sub's obligation to purchase the shares tendered in the Offer that the number of shares of Company Common Stock that have been validly tendered and not properly withdrawn, equal at least a majority of the Company Common Stock outstanding, on a fully diluted basis, as of the expiration of the Offer. In addition, the obligation of Merger Sub to purchase shares tendered in the Offer is subject to the expiration or termination of the waiting period under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended and other customary closing conditions.

Following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"). As a result of the Merger, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock held by Parent and its subsidiaries or held by the Company or in the Company's treasury, or held by stockholders who are entitled to demand, and who properly demand, appraisal rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes. Following the effective time of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger. The parties have agreed that if, pursuant to Delaware General Corporation Law Section 251(h), after the purchase of the Company Common Stock tendered in the Offer, Parent, Merger Sub and their respective subsidiaries own at least 50% of the outstanding Company Common Stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, Parent shall execute a "short-form" Merger pursuant to applicable Delaware General Corporation Law, which will not require the consent of the Company's stockholders.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company's board of directors to exercise its fiduciary duties.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent, or its designee, a termination fee of $5,200,000.
Assuming the satisfaction of conditions, the Company expects the transaction to close in the fourth quarter of 2013.

Kirkland & Ellis LLP is serving as legal advisor to the Company in connection with the transaction and William Blair & Company is serving as financial advisor to the Company in connection with the transaction.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 7.01    Regulation FD Disclosure

On September 23, 2013, the Company and ACI Worldwide, Inc. issued a press release announcing that the parties had entered into the Merger Agreement. This press release is attached to this report as Exhibit 99.1.

Item 8.01     Other Events.

Stockholders Agreements

Concurrently with the execution of the Merger Agreement, Giant Investment, LLC, an affiliate of Parthenon Capital Partners, entered into a stockholder agreement with Parent and Merger Sub pursuant to which, subject to the terms and conditions set forth therein, such stockholder has agreed to tender its shares of Company Common Stock in the Offer. The shares subject to the stockholder agreement comprise approximately 10.7% of the outstanding

Company Common Stock on a fully-diluted basis.  The stockholders agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

       Notice to Investors

This current report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company common shares. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange Commission and thereafter a solicitation/recommendation statement with respect to the tender offer will be filed by the Company with the Securities and Exchange Commission.
Each of these documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common shares. The solicitation of offers to buy the Company's common shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, stockholders should read the offer to purchase, the letter of transmittal and related documents, as well as the solicitation/ recommendation statement, carefully because they will contain important information, including the various terms of, and conditions to, the tender offer. When they are available, stockholders will be able to obtain the offer to purchase, the letter of transmittal and related documents and the solicitation/recommendation statement without charge from the Securities and Exchange Commission's Website at www.sec.gov. Stockholders will be able to obtain the offer to purchase, letter of transmittal and related documents without charge from the information agent that ACI Worldwide, Inc. or its subsidiaries select and will be able to obtain free copies of the Company's solicitation/recommendation statement and related documents filed by the Company with the Securities and Exchange Commission on the Investor Relations section of the Company's website at http://investors.officialpayments.com. Stockholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the tender offer.
Statement on Cautionary Factors
Certain statements in this current report on Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including, without limitation, all statements related to the proposed business combination transaction and related transactions and the outlook for the Company's businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties, including uncertainties as to the timing of the tender offer and business combination; uncertainties as to how many of the Company's stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company's control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company from time to time, as well as the tender offer documents to be filed by Parent and Merger Sub and the solicitation/recommendation statement to be filed by the Company.  All of the materials related to the offer (and all other offer documents filed with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed with the Securities and Exchange Commission by the Company on the Investor Relations section of the Company website at http://investors.officialpayments.com. The Company does not undertake any obligation to update any forward looking statements as a result of new information, future developments or otherwise, except as expressly required by law.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated September 23, 2013 by and among Official Payments Holdings, Inc., ACI Worldwide, Inc. and Olympic Acquisition Corp.
99.1	Joint Press Release of Official Payments Holdings, Inc. and ACI Worldwide, Inc. dated September 23, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OFFICIAL PAYMENTS HOLDINGS, INC.
By:            /s/ Alex P. Hart
Name:            Alex P. Hart
Title:            President and Chief Executive Officer
Date: September 23, 2013

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